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                                                                    EXHIBIT 5(a)

RYDER SYSTEM, INC.
3600 NW 82 Avenue
Miami, Florida 33166
305 593 3283

JAMES M. HERRON
Senior Executive Vice President
and General Counsel

                                                                          [LOGO]
                                                                          RYDER



August 22, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: OPINION OF COUNSEL FOR REGISTRATION STATEMENT ON FORM S-8 OF RYDER SYSTEM, INC.

Gentlemen:

I have acted as counsel for Ryder System, Inc. (the "Company") in connection with its registration under the Securities Act of 1933, as amended, through the filing of a Registration Statement on Form S-8, of 3,300,000 shares of the Company's common stock, $.50 par value ("Common Stock"), to be offered for purchase by employees under the Company's 1995 Stock Incentive Plan (the "Plan") and in connection with the issuance by the Company of the preferred share purchase rights attached to such shares (the "Rights"). In the course thereof, I have examined such records of the Company, certificates of officers of the Company, and other documents as I have deemed relevant and necessary as a basis for the opinions set forth below.

In giving the opinions expressed below, I do not purport to be an expert in the laws of any jurisdiction other than the State of Florida and the United States.

Based upon the foregoing, and relying upon statements of fact contained in the documents referred to, I am of the opinion that:

1. All necessary corporate action with respect to the authorization of the shares of Common Stock and the Rights under the Plan has been taken by the Company; and

2. Such shares of Common Stock, when issued or transferred from treasury shares upon exercise of options or awards under the Plan, and the Rights issued in connection with such shares, will be legally issued, fully paid, and non-assessable.





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Securities and Exchange Commission
August 22, 1995
Page 2


I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement on Form S-8 filed in connection with the registration of the aforementioned 3,300,000 shares and to the use of my name therein.


                                Yours sincerely,


                                by: /s/ James M. Herron
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